SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported) February 22, 1996 (February 8,
1996)


                   RETAIL EQUITY PARTNERS LIMITED PARTNERSHIP
             (Exact name of registrant as specified in its charter)

     North Carolina                                33-15427                            56-1590235
(State of incorporation)                  (Commission File Number)              (IRS Employer ID No.)


               3710 One First Union Center, Charlotte, N.C. 28202
               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code   704/333-1367



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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS


On February 8,1996, the Partnership sold the New Market Square Shopping Center to Burlington Associates Limited Partnership, an unaffiliated party, for a contract price of $6,558,000, received in cash. Transaction costs related to the sale are estimated at approximately $195,000. In addition, certain deferred costs related to loan costs and leasing commissions totaling approximately $42,000 were written off at the date of sale. New Market Square is located at 2700 South Church Street in Burlington, North Carolina. The property contains approximately 124,800 square feet of rentable space and was recorded in the accounting records of the Partnership at a net book value of $6,856,000.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(b)    Pro Forma Financial Information.

       The pro forma financial information required to be filed with this report on Form 8-K are not currently available. This information will be filed as soon as practicable, but no later than April 23, 1996.

(c)    Exhibits.

       None



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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                              RETAIL EQUITY PARTNERS LIMITED PARTNERSHIP
                              (Registrant)

                              By:  Boddie Investment Company, General Partner


February 22, 1996              /s/ Philip S. Payne
                              --------------------
                              Philip S. Payne
                              (Duly Authorized Agent)